SCHEDULE 14A (RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE

ACT OF 1934

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☐	Definitive additional materials

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TIMOTHY PLAN

(Name of Registrant as Specified in its Charter)

NOT APPLICABLE

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

of the

TIMOTHY PLAN GROWTH AND INCOME FUND

1055 Maitland Center Commons

Maitland, FL 32751

Toll Free 800-846-7526

The Timothy Plan (the “Trust”) is holding a special meeting of the shareholders of the Timothy Plan Growth and Income Fund (the “Special Meeting”) on Thursday, March 28, 2019 at 10:00 a.m., Eastern Time. The Special Meeting will be held at the offices of the Trust’s Administrator, Gemini Fund Services, Inc., located at 80 Arkay Drive, Suite 110, Hauppauge, NY 11788.

The Trust is a Delaware business trust, registered with the Securities and Exchange Commission (“SEC”) and operating as an open-end management investment company. The Trust has authorized the division of its shares into various series (“funds”) and currently offers shares of thirteen funds to the public. The Trust further has authorized the division of its shares into various classes, each with different sales charges and/or ongoing fees. The Timothy Plan Growth and Income Fund (the “Fund”) offers Class A Shares, which are sold to the public with a front-end sales charge, Class C shares, which are sold with a contingent deferred sales charge of 1% for the first year and an ongoing distribution and servicing (12b-1) fee of 1.00%, and Class I shares, which do not have sales charges or ongoing 12b-1 fees, but are restricted as to purchasers.

The sole matter to be considered at the Special Meeting will be:

1.

Approval of a new investment sub-advisory agreement with Barrow, Hanley, Mewhinney & Strauss, LLC (“BHMS”) by the Fund’s shareholders. BHMS currently manages the investment portfolios of the Timothy Plan Fixed Income Fund and the Timothy Plan High Yield Bond Fund. It also manages the fixed income sleeve of the Timothy Plan Defensive Strategies Fund. Fund Shareholders are being asked to approve BHMS as the investment manager for the fixed income portion of the Fund due to the pending resignation of the Fund’s current sub-adviser. After full consideration, the Trust’s Board of Trustees decided to engage BHMS for this purpose and to seek shareholder ratification of its decision.

You may vote at the Special Meeting if you are the record owner of shares of the Fund as of the close of business on February 15, 2019. If you attend the Special Meeting, you may vote your shares in person. If you expect to attend the Special Meeting, please call the Trust at 1-800-662-0201 to inform them. Your vote is important no matter how many shares you own. In addition to voting by mail, you may vote by telephone or through the Internet as follows:

TO VOTE BY TELEPHONE:		TO VOTE BY INTERNET:		TO VOTE BY MAIL
1	Read the Proxy Statement and have the enclosed proxy card at hand	1	Read the Proxy Statement and have the enclosed proxy card at hand	1	Read the Proxy Statement and have the enclosed proxy card at hand

2	Call the toll-free number that appears on the enclosed proxy card and follow the simple instructions	2	Go to the website that appears on the enclosed proxy card and follow the simple instructions	2	Fill out the proxy card, sign it, and mail it to the address on the card.

We encourage you to vote by telephone or through the internet using the control number that appears on the enclosed proxy card. Use of telephone or internet voting will reduce the time and costs associated with this proxy solicitation. Whichever method you choose, please read the enclosed Proxy Statement carefully before you vote.

Your vote on this proposal is very important. If you own Fund shares in more than one account of the Trust, you will receive a proxy statement and one proxy card for each of your accounts. You will need to fill out each proxy card in order to vote the shares you hold for each account.

Whether or not you plan to attend the Special Meeting, please fill in, date, sign and return your proxy card(s) in the enclosed postage paid envelope. You may also return your completed proxy card by faxing it to the Trust at 631-951-0573. PLEASE VOTE NOW TO HELP SAVE THE COST OF ADDITIONAL SOLICITATIONS.

As always, we thank you for your confidence and support.

By Order of the Board of Trustees,

Arthur D. Ally

Chairman

February 28, 2019

Proxy Statement

February 28, 2019

Important Voting Information Inside

The Timothy Plan Growth & Income Fund

A Series of the Timothy Plan

Please vote immediately!

You can vote through the internet, by telephone, or by mail.

Details on voting can be found on your proxy card.

THE TIMOTHY PLAN

Special Meeting of the Shareholders of

the

Timothy Plan Growth & Income Fund

1055 Maitland Center Commons

Maitland, FL 32751

Toll Free 800-846-7526

PROXY STATEMENT

Dated February 28, 2019

SPECIAL MEETING OF SHAREHOLDERS

To be Held on March 28, 2019

Introduction

The Board of Trustees (the “Board”) of the Timothy Plan (the “Trust”) has voted to call a special meeting of all shareholders of the Timothy Plan Growth & Income Fund (the “Fund”), in order to seek shareholder approval of one proposal relating to the Fund. The Special Meeting will be held at the offices of Gemini Fund Services, Inc. (“Gemini”), located at 80 Arkay Drive, Suite 110, Hauppauge, NY 11788, at 10:00 a.m., Eastern Time, on Thursday, March 28, 2019. Gemini serves as Administrator to the Trust. If you expect to attend the Special Meeting in person, please call the Trust at 1-800-662-0201 to inform them of your intention. This proxy was first mailed to eligible shareholders on or about April 21, 2014.

Items for Consideration

The sole matter to be considered at the Special Meeting will be:

1.	Approval of a new investment sub-advisory agreement with Barrow, Hanley, Mewhinney & Strauss, LLC (“BHMS”) by the Fund’s shareholders.

Eligibility to Vote

If you were the record owner of any shares of the Fund as of the close of business on February 15, 2019 (the “Record Date”), then you are eligible to vote at the Special Meeting. As of the Record Date, the Fund had a total of                      shares issued and outstanding. Each full share counts as one vote, and fractional shares count as fractional votes.

Voting by Proxy

The simplest and quickest way for you to vote is to complete, sign, date and return the enclosed proxy card(s) in the postage paid envelope provided. The Board urges you to fill out and return your proxy card(s) even if you plan to attend the Special Meeting. Returning your proxy card(s) will not affect your right to attend the Special Meeting and vote.

The Board has named James P. Ash, Esq. and Emile R. Molineaux, Esq. as proxies, and their names appear on your proxy card(s). By signing and returning your proxy card(s) to the Trust, you are appointing those persons to vote for you at the Special Meeting. If you fill in and return your proxy card(s) to the Trust in time to vote, one of the appointed proxies will vote your shares as you have directed on your proxy. If you sign and return your proxy card(s), but do not make specific choices, one of the appointed proxies will vote your shares in favor of all items relating to your proxy.

If an additional matter is presented for vote at the Special Meeting, one of the appointed proxies will vote in accordance with his/her best judgment. At the time this proxy statement was printed, the Board was not aware of any other matter that needed to be acted upon at the Special Meeting other than the two Proposals discussed in this proxy statement.

If you appoint a proxy by signing and returning your proxy card(s), you can revoke that appointment at any time before it is exercised. You can revoke your proxy by sending in another proxy with a later date, or by notifying the Trust’s Secretary, in writing, that you have revoked your proxy prior to the Special Meeting. The Trust’s Secretary is Mr. Joseph Boatwright and he may be reached at the following address: 1055 Maitland Center Commons, Maitland, FL 32751.

In addition to voting by mail, you may vote by telephone or through the Internet as follows:

TO VOTE BY TELEPHONE:		TO VOTE BY INTERNET:		TO VOTE BY MAIL
1	Read the Proxy Statement and have the enclosed proxy card at hand	1	Read the Proxy Statement and have the enclosed proxy card at hand	1	Read the Proxy Statement and have the enclosed proxy card at hand

2	Call the toll-free number that appears on the enclosed proxy card and follow the simple instructions	2	Go to the website that appears on the enclosed proxy card and follow the simple instructions	2	Fill out the proxy card, sign it, and mail it to the address on the card.

We encourage you to vote by telephone or through the internet using the control number that appears on the enclosed proxy card. Use of telephone or internet voting will reduce the time and costs associated with this proxy solicitation. Whichever method you choose, please read the enclosed Proxy Statement carefully before you vote.

Voting in Person

If you attend the Special Meeting and wish to vote in person, you will be given one ballot for each of your accounts when you arrive. If you have already voted by proxy and wish to vote in person instead, you will be given an opportunity to do so during the Special Meeting. If you attend the Special Meeting, but your shares are held in the name of your broker, bank or other nominee, you must bring with you a letter from that nominee stating that you are the beneficial owner of the shares on the Record Date and authorizing you to vote.

Requirement of a Quorum

A quorum is the number of outstanding shares, as of the Record Date, that must be present in person or by proxy in order for the Trust to hold a valid shareholder meeting. The Trust cannot hold a valid shareholder meeting unless there is a quorum of shareholders. For this Special Meeting,                  (50% + 1) eligible shares of the Fund must be present, in person or by proxy, to constitute a quorum.

Under rules applicable to broker-dealers, if your broker holds your shares in its name, the broker is not allowed to vote your shares unless it has received voting instructions from you. If your broker does not vote your shares because it has not received instructions from you, those shares will be considered broker non-votes. Broker non-votes and abstentions count as present for purposes of establishing a quorum, and count as votes cast against the Proposals.

Required Votes to Approve the Proposals

The affirmative vote of a “majority” of the shares entitled to vote of each Fund, as of the Record Date, is required in order to approve each Proposal. For purposes of approving shareholder proposals, the Investment Company Act of 1940, as amended (the “1940 Act”) defines a “majority” of the outstanding voting securities of a fund as the lesser of (a) the vote of holders of at least 67% of the voting securities of the Fund present in person or by proxy, if more than 50% of such shares are present in person or by proxy; or (b) the vote of holders of more than 50% of the outstanding voting securities of the Fund.

Adjournments

The appointed proxies may propose to adjourn the Special Meeting, either in order to solicit additional proxies or for other purposes. If there is a proposal to adjourn the Special Meeting, the affirmative vote of a majority of the shares present at the Special Meeting, in person or by proxy, is required to approve the adjournment.

Cost of The Shareholder Meeting And Proxy Solicitation

Timothy Partners, Ltd, Investment Adviser and Principal Underwriter to the Fund (“TPL”), is paying the cost of this proxy. Certain persons associated with TPL, or their designees, may be conducting proxy solicitations. TPL will not be charging the Fund for any costs associated with such solicitations.

Who To Call With Questions

Please call the Trust at 1-800-846-7526 with any questions you may have relating to this proxy statement. Also, at your request, the Trust will send you a free copy of its most recent audited annual report, dated September 30, 2018, and its most recent unaudited semi-annual report, dated March 31, 2018. Simply call the Trust to request a copy of the report of your choice, and it will be sent to you within three (3) business days of receipt of your request.

PROPOSAL # 1.	APPROVAL OF A NEW SUB-INVESTMENT ADVISORY AGREEMENT WITH BARROW, HANLEY, MEWHINNEY & STRAUSS, LLC (“BHMS”) ON BEHALF OF THE TIMOTHY PLAN GROWTH AND INCOME FUND

Background

The Growth and Income Fund (the “Fund”)

The Fund’s investment objective is to provide total return through a combination of growth and income and preservation of capital in declining markets. The Fund currently attempts to achieve its investment objective by primarily investing in equity securities of foreign and domestic companies that the Advisor believes are undervalued, and in fixed income securities. The Fund currently holds both equity securities and fixed income securities, with at least 25% of its assets in equity securities and at least 25% of its assets in fixed income securities The Fund currently offers Class A, Class C and Class I shares. The Fund commenced investment operations on October 1, 2013. The Sub-Advisory Agreement with the current Investment Manager was last approved by the Board at a meeting held on February 22, 2019.

The Master Investment Adviser

Timothy Partners, Ltd. (“TPL”), 1055 Maitland Center Commons, Maitland, FL 32751, serves as investment adviser to the Fund under a written investment advisory agreement approved by the Board and separately ratified by the Fund’s shareholders. The investment advisory agreement with TPL has been in effect since the Fund’s inception in October, 2013.

TPL is a Florida limited partnership organized on December 6, 1993 and is registered with the Securities and Exchange Commission (“SEC”) as an investment adviser. Mr. Arthur D. Ally is President of TPL and is responsible for the day-to-day activities of TPL. Covenant Funds, Inc., a Florida corporation (“CFI”), is the managing general partner of TPL. Mr. Ally also is President, sole officer and 70% shareholder of CFI. Mr. Ally had over eighteen years experience in the investment industry prior to founding TPL, having worked for Prudential Bache, Shearson Lehman Brothers and Investment Management & Research. In addition to his positions as President of TPL and CFI, Mr. Ally also serves as President and Chairman of the Board of Trustees of the Trust. Mr. Ally does not receive any compensation for his services to the Trust as an officer or Trustee of the Trust, but he does receive compensation from TPL as a result of his ownership interest in TPL and service as an officer and director of TPL.

For its services to the Fund, TPL receives a fee, calculated daily and paid monthly, equal to an annual rate of 0.85% of the average daily net assets of the Fund. The Advisory Agreement with TPL was last approved by the Board at a meeting held on February 23, 2018.

The Investment Management Structure

Like most of the Timothy Plan funds, the Growth & Income Fund operates under a “manager of managers” structure. Under that structure, TPL serves as the investment adviser to the Fund and is responsible for the overall management and supervision of the Fund and its operations. However, the day-to-day selection of securities for the Fund and the provision of a continuing and cohesive fund investment strategy is generally handled by one or more sub-advisers (“Investment Managers”).

One of TPL’s principal responsibilities as investment adviser is to select and recommend suitable firms to offer day-to-day investment management services to the funds as sub-advisers. These sub-advisory firms are paid for their services to the particular fund by TPL out of the fees paid to TPL by the applicable fund.

The Fund currently engages a sub-adviser to manage its entire investment portfolio. James Investment Research, Inc. has been the Investment Manager to the Fund since its inception. James announced its intention to resign as investment manager to the Fund, effective upon the approval of its replacement. At a meeting held on November 16, 2018, the Board of Trustees agreed to amend the Fund’s investment strategies and to engage BHMS as Investment Manager of the Fund’s fixed income allocation. Under the Fund’s amended investment strategies, TPL will be responsible for allocating the Fund’s assets between stock and fixed income investing and will be responsible for managing the stock portion of the Fund’s portfolio. At a meeting held on February 22, 2019, the Board ratified its November decision.

Barrow, Hanley, Mewhinney & Strauss

Barrow, Hanley, Mewhinney and Strauss LLC (“BHMS”), 2200 Ross Avenue, 31st Floor, Dallas, TX 75201, serves as Investment Manager to the Fixed Income and High Yield Bond Funds. BHMS also serves as Debt Instrument Sector to the Defensive Strategies Fund. BHMS was founded in 1979 as a registered investment advisor, and has provided investment advisory services to institutional and individual investors since that time. BHMS is a subsidiary of BrightSphere Investment Group, a publicly-held company traded on the New York Stock Exchange.

BHMS will utilize a team of investment professionals who are responsible for the day-to-day recommendations regarding the investment of the fixed income allocation of the Fund’s portfolio.

Mr. David R. Hardin has over 35 years of experience as a portfolio manager/analyst. He joined BHMS in 1987, and is a generalist in credit research. He also serves as the lead portfolio manager for our Intermediate and Short Maturity strategies and manages our municipal portfolios.

Mr. Scott McDonald, CFA, joined BHMS in 1995. He currently serves as the lead portfolio manager for BHMS’s Long Duration strategies, specializing in corporate and government bonds. He is also a generalist in investment grade fixed income credit research.

Mr. Mark C. Luchsinger, CFA, joined BHMS in 1997. He currently serves as a portfolio manager/analyst, specializing in investment grade and high yield corporate bond strategies and is the lead portfolio manager for BHMS’s Core and Core Plus strategies. He is also a generalist in investment grade and high yield credit research.

As of September 30, 2018, BHMS managed approximately $84.8 billion in client assets.

At the Board’s quarterly meeting held on November 16, 2018, the Board was informed that James Investment Research would be resigning as Investment Manager to the Fund, to be effective upon the approval of its replacement. TPL then made a presentation to the Board wherein it recommended amending the Fund’s investment strategies, for TPL to be directly responsible for the stock portion of the Fund’s portfolio, and to engage BHMS to serve as Investment Manager for the fixed income allocation of the Fund’s portfolio. The Board then formally considered the engagement of BHMS, and after full consideration, approved the engagement. Under the proposed sub-advisory agreement with BHMS on behalf of the Fund, BHMS will receive from TPL an annual fee at a rate equal to 0.42% of the first $10 million in allocated assets of the Fund; 0.40% of the next $5 million in allocated assets; 0.35% of the next $10 million in allocated assets; and 0.25% of allocated assets over $25 million. Assuming that the Fund’s shareholders approve the engagement of BHMS, the sub-advisory agreement which will have an initial term of approximately two years. The compensation to be paid to BHMS will be paid to BHMS from the fees received by TPL and will be identical to the previous agreements.

Additional Information about BHMS

The following table presents information relating to the persons responsible for managing Fund assets, the number and types of other accounts managed by such persons, and how such persons are compensated for managing such accounts. The information is current as of September 30, 2018.

	Number of Other Accounts Managed And Assets by Account Type			Number of Accounts and Assets for Which Advisory Fee is Performance- Based
Portfolio Manager	Registered Investment Companies ($mils)	Other Pooled Investment Vehicles ($mils)	Other Accounts ($mils)	Registered Investment Companies ($mils)	Other Pooled Investment Vehicles ($mils)	Other Accounts ($mils)
J. Scott McDonald	2 ($120.0)	2 ($423.6)	113 ($10,466.1)	N/A	N/A	N/A

Mark C. Luchsinger	2 ($120.0)	4 ($574.6)	112 ($10,569.8)	N/A	N/A	N/A

David R. Hardin	2 ($120.0)	2 ($423.6)	73 ($4,348.4)	N/A	N/A	N/A

In addition to base salary, all portfolio managers and analysts share in a bonus pool that is distributed semi-annually. The amount of bonus compensation is based on quantitative and qualitative factors. Analysts and portfolio managers are rated on their value added to the team-oriented investment process. Compensation is not tied to a published or private benchmark. It is important to understand that contributions to the overall investment process may include not recommending securities in an analyst’s sector if there are no compelling opportunities among the industries covered by that analyst.

Also, all of the fixed income portfolio managers are managing directors of the firm and receive, on a quarterly basis, a share of the firm’s profits, which are, to a great extent, related to the performance of the entire investment team. In addition, many of our key employees, including all portfolio managers and the majority of our analysts, have economic ownership in BHMS through a limited partnership that owns a 24.9% equity interest in BHMS LLC.

The compensation of portfolio managers is not directly tied to growth in assets and portfolio managers are not compensated for bringing in new business. Of course, growth in assets from the appreciation of existing assets and/or growth in new assets will increase revenues and profit. The consistent, long-term growth in assets at any investment firm is to a great extent, dependent upon the success of the portfolio management team. The compensation of the portfolio management team at BHMS will increase over time, if and when assets continue to grow.

As of December 31, 2018, none of the the Portfolio Managers listed above held a beneficial interest in any Timothy Plan Funds.

Board Considerations

On November 13, 2018 and again on February 22, 2019, the Fund’s Board of Trustees held a regular Quarterly meeting to consider, among its stated business, a new sub-investment adviser for the Fund, and after full deliberation, selected BHMS to serve in that capacity.

During its deliberations, the Board reviewed the qualifications of BHMS and heard a presentation by representatives of UBS PRIME Consultants and TPL relating to BHMS. Mr. Ally next reported that he had no material negative matters to report. Mr. Ally expressed confidence and praise for the firm and in the firm’s past service to the Timothy Plan Funds. Mr. Ally then presented the results of his due diligence assessment, reporting that he had not found any matter that would disqualify or otherwise negatively impact his opinion of BHMS as a sub-investment adviser for the Fund.

The Board then received written information relating to the experience, strengths, other clients and past investment performance of BHMS and noted with approval the firm’s consistent investment performance on behalf of the Fund, its size and level of expertise, and quality of clientele. The Board noted with further approval that no officer or trustee of the Fund or Trust was affiliated with BHMS, and that no compensation was to be paid to BHMS other than advisory fees under the agreement. Further, the Board noted with approval that the proposed compensation to be paid to BHMS was identical to the compensation currently paid to TPL, so there would be no increase in expenses to the Fund’s shareholders. The Board also reviewed the financial condition of BHMS and questioned both TPL and UBS at length to assure themselves that BHMS was financially capable of undertaking the responsibilities of serving the Fund. After reviewing the information and the report of TPL and UBS, the Board agreed that BHMS had sufficient resources to adequately serve the Fund.

Consideration of the Sub-Advisory Agreement

The Board then turned its attention to the terms of the proposed sub-advisory agreement. Under the terms of the proposed sub-advisory agreement with BHMS, BHMS would be responsible for providing day-to-day investment advice and choosing the fixed income securities in which the Fund invests relating to the Fund’s fixed income allocation. BHMS would report directly to TPL, and TPL would be responsible to report to the Board for any errors or omissions made by BHMS. BHMS would not be responsible for mistakes or errors of judgment in its management of the investments of the Fund unless those mistakes or errors of judgment resulted from gross negligence, willful misfeasance or intentional wrongdoing. The proposed sub-advisory agreement would have an initial term of two years, and could be renewed annually thereafter by affirmative vote of a majority of the Board of Trustees and a separate concurring majority vote of the Trust’s independent Trustees. The proposed sub-advisory agreement may be terminated by any party at any time, without penalty, upon sixty (60) days written notice. The proposed sub-advisory agreement would become effective immediately upon receipt of shareholder approval. A copy of the proposed sub-advisory agreement with BHMS is included as Exhibit B to this proxy, which is incorporated by reference into this discussion as if fully set forth herein. It is identical in all material respects to the previous agreement.

The Board then discussed the proposed fees payable to BHMS for its services to the Fund. Since those fees would be paid to BHMS by TPL out of the fees it received from the Fund, the Board sought TPL’s opinion concerning the reasonableness of the proposed fee structure. TPL reported to the Board that BHMS was at least as competitive as the other candidates it had interviewed with respect to its proposed fees. TPL further reported that because BHMS’s proposed fees were so reasonable, TPL would be able to maintain its current level of service to the Funds without the need to seek an overall fee increase.

Based on the Board’s review and UBS and TPL’s recommendation, the Board unanimously voted to approve BHMS as sub-adviser to the Funds and to seek shareholder approval of their choice. The Board also unanimously approved an interim agreement under which BHMS could continue to provide services to the Funds for a period of not more that 150 days, pending shareholder approval of the formal agreement. The Board undertook that action in order to assure that the Funds continued to have professional management.

Fees and Expenses

If BHMS becomes the new sub-adviser to the Fund, TPL will pay BHMS an annual fee at a rate equal to 0.42% of the first $10 million in allocated assets of the Fund; 0.40% of the next $5 million in allocated assets; 0.35% of the next $10 million in allocated assets; and 0.25% of assets over $25 million. These fees are identical to the fees previously paid to James Investment Research.

The fees described above shall be computed daily based upon the net asset value of the Fund as determined by a valuation made in accordance with the Trust’s procedures for calculating Fund net asset value as described in the Trust’s currently effective Prospectus and/or Statement of Additional Information.

The fees paid to BHMS on behalf of the Fund under the sub-advisory agreements will be paid by TPL out of the fees received by TPL under its Investment Advisory Agreement with the Fund, so overall fees to each Fund’s shareholders will not change.

Financial Effect on the Fund

If BHMS becomes the new Sub-Adviser to the Fund, the fees paid by shareholders of the Fund will remain exactly the same. Fund shareholders currently pay total investment advisory fees of 0.85% per annum of the average daily assets of the Fund to TPL. If BHMS becomes the new Sub-Adviser to the Fund, TPL will pay to BHMS, from the fee it receives from the Funds, the fees described in the paragraph above.

If the Fund’s shareholders do not approve this Proposal, the Trust will consider other alternatives.

Board Recommendation

For all the reasons enumerated above, the Fund’s Board of Trustees, including the independent Trustees, unanimously recommends that you vote “For” Proposal # 1.

OTHER INFORMATION

UNDERWRITER

Timothy Partners, Ltd. (“TPL”) 1055 Maitland Center Commons, Maitland, FL 32751, in addition to serving as investment adviser to the Fund, also serves as principal underwriter to the Trust’s shares. TPL is a broker/dealer registered as such with the Securities and Exchange Commission and is a member in good standing of the Financial Industry Regulatory Administration (“FINRA”).

TPL is not directly compensated by the Trust for its distribution services. However, TPL generally retains dealer concessions on sales of Class A Fund shares as set forth in the Trust’s prospectus and may retain some or all of the fees paid by the Fund pursuant to 12b-1 Plans of Distribution. With respect to Class A shares, TPL may pay some or all of the dealer concession to selling brokers and dealers from time to time, at its discretion. A broker or dealer who receives more than 90% of a selling commission may be considered an “underwriter” under federal law. With respect to both Class A and Class C shares, TPL may pay some or all of the collected 12b-1 fees to selling brokers and dealers from time to time, at its discretion

ADMINISTRATOR, TRANSFER AGENT AND FUND ACCOUNTING

Gemini Fund Services, Inc., 80 Arkay Drive, Suite 110, Hauppauge, NY 11788, provides administrative, transfer agent, and accounting services to the Fund pursuant to a written agreement with the Trust.

PROPOSALS OF SHAREHOLDERS

As a Delaware Business Trust, the Trust is not required to hold annual shareholder meetings, but will hold special meetings as required or deemed desirable. Since the Trust does not hold regular meetings of shareholders, the anticipated date of the next shareholders meeting cannot be provided. Any shareholder proposal that may properly be included in the proxy solicitation material for a special shareholder meeting must be received by the Trust no later than four months prior to the date when proxy statements are mailed to shareholders.

OTHER MATTERS TO COME BEFORE THE MEETING

The Board is not aware of any matters that will be presented for action at the meeting other than the matters set forth herein. Should any other matters requiring a vote of shareholders arise, the proxy in the accompanying form will confer upon the person or persons entitled to vote the shares represented by such proxy the discretionary authority to vote the shares as to any such other matters in accordance with their best judgment in the interest of the Trust.

FINANCIAL STATEMENTS

The financial statements for each Fund and the Trust are incorporated herein by reference to the Trust’s unaudited semi-annual financial report, dated March 31, 2018, and the Trust’s audited annual financial report, dated September 30, 2018.

PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

EXHIBIT A

TOTAL OUTSTANDING SHARES

OF THE GROWTH & INCOME FUND, BY CLASS AND TOTAL

As of February 15, 2019

Class A	Class C	Class I	Total

HOLDERS OF MORE THAN

5% OF THE GROWTH & INCOME FUND’S SHARES

As of February 15, 2019

Name & Address of Shareholder	Share Class	No. of Shares	% of Share Class

Timothy Plan Officer/Director Ownership of Fund Shares

As of December 31, 2018

Name of Person	Dollar Range of Equity Securities each Fund		Aggregate Dollar Range of Equity Securities in all Funds overseen by Director in the Timothy Plan Family of Funds
Interested Trustees
Arthur D. Ally			$1 – $10,000
	Aggressive Growth	$1 - $10,000
	Conservative Growth	$1 - $10,000
	Defensive Strategies	$1 - $10,000
	Emerging Markets	$1 - $10,000
	Fixed Income	$1 - $10,000
	Israel Common Values	$1 - $10,000
	Large/Mid Cap Growth	$1 - $10,000
	Large/Mid Cap Value	$1 - $10,000
	Small Cap Value	$1 - $10,000
	Strategic Growth	$1 - $10,000
Joseph E. Boatwright			Over $100,000
	Conservative Growth	$50,001 - $100,000
	Fixed Income	$10,001 - $50,000
	Large/Mid Cap Value	$50,001 - $100,000
	Small Cap Value	$10,001 - $50,000
	Strategic Growth	$50,001 - $100,000
Mathew D. Staver			Over $100,000
	Israel Common Values	$1 - $10,000
	Small Cap Value	Over $100,000
	Strategic Growth	$10,001 - $50,000
Independent Trustees
Kenneth Blackwell	None		None
Richard W. Copeland	None		None
Deborah Honeycutt	None		None
Bill Johnson			$10,001 – $50,000
	Conservative Growth	$10,001 - $50,000
	Defensive Strategies	$1 - $10,000
	High Yield Bond	$1 - $10,000
John C. Mulder	None		None
Charles E. Nelson	None		None
Scott Preissler, Ph.D.	None		None
Alan M. Ross	None		None
Patrice Tsague			$10,001 – $50,000
	International	$1 - $10,000
	Large/Mid Cap Value	$1 - $10,000
	Strategic Growth	$1 - $10,000

EXHIBIT B

Sub-Advisory Agreement

The Timothy Plan Growth & Income Fund

THIS AGREEMENT is made and entered into as of the 1st day of April, 2019, by and between The Timothy Plan, a Delaware business trust (the “Trust”), Timothy Partners, Ltd., a Florida Limited Partnership (the “Adviser”), and Barrow, Hanley, Mewhinney & Strauss, LLC, (the “Investment Manager”).

WHEREAS, the Trust is an open-end management investment company, registered under the Investment Company Act of 1940, as amended (the “Act”) and authorized to issue an indefinite number of series of shares representing interests in separate investment portfolios (each referred to as a “Fund”); and

WHEREAS, Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, and engages in the business of asset management; and

WHEREAS, Investment Manager is registered as an investment adviser under the Investment Advisers Act of 1940, and engages in the business of asset management; and

WHEREAS, the Trust has engaged Adviser to provide investment management services to each Fund in the Trust; and

WHEREAS, the Adviser desires to retain Investment Manager to render certain investment management services to the Timothy Plan Growth & Income Fund (the “Portfolio”), and Investment Manager is willing to render such services; and

WHEREAS, the Trust consents to the engagement of Investment Manager by Adviser.

NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.	Obligations of Investment Manager

(a)	Services. Investment Manager agrees to perform the following services (the “Services”) for the Portfolio:

(1)	manage the day-to-day investment and reinvestment of the fixed income allocation of the Portfolio’s assets;

(2)	continuously review, supervise, and administer the fixed income investment program of the Portfolio;

(3)

determine, in its discretion, the securities to be purchased, retained or sold (and implement those decisions) by and for the Portfolio having due regard for any restrictions on such investments as set forth from time to time by the Adviser;

(4)	provide the Adviser with records concerning Investment Manager’s activities which the Trust is required to maintain; and

(5)	render regular reports to the Trust’s and/or Adviser’s officers and directors concerning Investment Manager’s discharge of the foregoing responsibilities.

Investment Manager shall discharge the foregoing responsibilities subject to the overall control of the officers, directors, and trustees of the Adviser, in compliance with such policies as the Board of Trustees of the Trust may from time to time establish, in compliance with the objectives, policies, and limitations of the Portfolio as set forth in the Trust’s prospectus and statement of additional information, as amended from time to time, and with all applicable laws and regulations. The Adviser will provide Investment Manager with a copy of each registration statement relating to the Portfolio promptly after it has been filed with the Securities and Exchange Commission. All Services to be furnished by Investment Manager under this Agreement may be furnished through the medium of any directors, officers or employees of Investment Manager or through such other parties as Investment Manager may determine from time to time.

Investment Manager agrees, at its own expense or at the expense of one or more of its affiliates, to render the Services and to provide the office space, furnishings, equipment and personnel in sufficient amounts and manner to perform the Services on the terms and for the compensation provided herein. Investment Manager may authorize and permit any of its officers, directors and employees to be elected as trustees or officers of the Trust and to serve in the capacities in which they are elected.

Unless expressly assumed under this Agreement by Investment Manager, the Trust and/or Adviser shall pay all costs and expenses normally incurred by the Portfolio in connection with the Trust’s operation and organization. To the extent Investment Manager incurs any cost by assuming expenses which are an obligation of the Adviser or Trust, the Adviser or Trust shall promptly reimburse Investment Manager for such costs and expenses.

(b)

Books and Records. All books and records prepared and maintained by Investment Manager for the benefit of the Trust under this Agreement shall be the property of the Trust and, upon request therefor, Investment Manager shall surrender to the Trust copies of such of the books and records so requested. The Trust acknowledges that Investment Manager is required to maintain books and records of its activities under the Investment Advisers Act of 1940, as amended, and agrees to allow Investment Manager to retain copies of such records of the Trust as required under federal law. Investment Manager agrees not to use any records of the Trust for any purpose other than for the provision of the Services to the Trust. However, Investment Manager may disclose the investment performance of the Portfolio, provided that such disclosure does not reveal the identity of Adviser, the Portfolio or the Trust. Investment Manager may disclose that Adviser, the Portfolio and the Trust are its clients.

2.

Portfolio Transactions. Investment Manager is authorized to select the brokers or dealers that will execute purchases and sales of securities for the Portfolio and is directed to use commercially reasonable efforts to obtain the best net results as described in the Trust’s currently effective prospectus and statement of additional information. When Investment Manager deems the purchase or sale of a security to be in the best interest of the Portfolio as well as other clients of Investment Manager, Investment Manager, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be sold or purchased in order to obtain the best net results of lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, shall be made by Investment Manager in the manner Investment Manager considers to be the most equitable and consistent with its fiduciary obligations to the Portfolio and to such other clients. Further, the Trust has adopted procedures pursuant to Rules 17(a) and 17(e) under the Investment Company Act of 1940 relating to transactions among a Portfolio and affiliated person thereof (Rule 17(a)), and transactions between a Portfolio and an affiliated broker or dealer (Rule 17(e)). Investment Manager shall at all times conduct its activities in compliance with such procedures. Investment Manager shall prepare a report at the end of each fiscal quarter reporting on Investment Manager’s compliance with such procedures and setting forth in reasonable detail any transactions which were in violation of such procedures. Investment Manager will promptly communicate to the officers and the directors of the Adviser and Trust such other information relating to Portfolio transactions as they may reasonably request.

3.

Compensation of Investment Manager. For its services rendered to the Portfolio, Adviser will pay to Investment Manager a fee at an annual rate equal to 0.42% of the Portfolio’s average daily allocated assets up to $10 million, 0.40% for the next $5 million in average daily allocated net assets, 0.35% for the next $10 million in average daily allocated net assets, and 0.25% of average daily net assets over $25 million.

The fees described above shall be computed daily based upon the net asset value of the Portfolio as determined by a valuation made in accordance with the Trust’s procedures for calculating Portfolio net asset value as described in the Trust’s currently effective Prospectus and/or Statement of Additional Information. During any period when the determination of the Portfolio’s net asset value is suspended by the trustees of the Trust, the net asset value of a share of the Portfolio as of the last business day prior to such suspension shall, for the purpose of this Paragraph 3, be deemed to be net asset value at the close of each succeeding business day until it is again determined.

The fees described above are annual fees, payable 1/12th monthly. Fees for Services rendered during any month will be paid within five (5) business days after the end of the month in which such Services were rendered. In the event that this Agreement is terminated prior to the end of a month in which Investment Manager is providing Services, Adviser shall pay to Investment Manager fees accumulated during that month to the date of termination within five (5) business days after the end of the month in which such Services were rendered. Investment Manager shall have no right to obtain compensation directly from the Portfolio or the Trust for Services provided hereunder and agrees to look solely to the Adviser for payment of fees due.

4.	Status of Investment Manager. The services of Investment Manager to the Trust are not to be deemed exclusive, and Investment Manager shall be free to render similar services to others.

The Trust and Adviser agree that Investment Manager may give advice or exercise investment responsibility and take other action with respect to accounts of other clients which may differ from advice given or the timing or nature of action taken with respect to the Portfolio; provided that Investment Manager acts in good faith, and provided further that it is Investment Manager’s policy to allocate, within its reasonable discretion, investment opportunities to the Portfolio over a period of time on a fair and equitable basis relative to other client accounts, taking into account the investment objectives and policies of the Portfolio and any specific instructions applicable thereto. Investment Manager agrees that the use of the “Screened List” as set forth in the Confidentiality Agreement entered into by Investment Manager and Advisor, which Agreement is incorporated herein by specific reference, shall be kept in strictest of confidence and shall be used for no other purpose than that set forth therein.

In order to assist Investment Manager in performing the Services to the Portfolio, the Trust and/or Adviser may from time to time provide Investment Manager with information, documents, research or writings designated as proprietary by the Trust or the Adviser. Investment Manager agrees that, upon being informed that such information, documents, research or writings provided to it are deemed proprietary by the Trust and/or the Adviser, Investment Manager shall use such proprietary documents only to assist it in performing the Services to the Portfolio, and further agrees not to use, distribute, or publish, for its own benefit or for the benefit of others, information, documents, research or writings designated as proprietary by the Trust or the Adviser.

In rendering its Services to the Portfolio, Investment Manager shall be deemed to be an independent contractor. Unless expressly authorized or requested by the Trust, Investment Manager shall have no authority to act for or represent the Trust in any way other than as an independent contractor providing the Services described in this Agreement. The parties to this Agreement acknowledge and agree that the Trust may, from time to time, authorize Investment Manager to act for or represent the Trust under limited circumstances. In such circumstances, Investment Manager may be deemed to be an agent of the Trust. Except for those circumstances in which the Trust has specifically authorized Investment Manager to act for or represent the Trust, Investment Manager shall in no way be deemed an agent of the Trust.

Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of Investment Manager to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business.

It is understood that the name “Barrow Hanley Mewhinney & Strauss” and any derivatives associated with that name are the valuable property of the Investment Manager. BHMS understands and agrees that the Trust may use such name(s) in the Portfolio’s Prospectus, Statement of Additional Information and other documents comprising the Registration Statement in order to satisfy the Trust’s disclosure requirements under federal law. The Trust and Adviser each understands and agrees that in sales literature and reports prepared for dissemination to shareholders of and prospective investors in the Portfolio, the Adviser and/or the Trust shall not make public any material containing such name(s) without first obtaining the written consent of the Investment Manager, which consent shall not unreasonably be withheld. Upon the termination of this Agreement, the Trust and/or Adviser shall forthwith cease to use such name(s).

5.

Permissible Interests. Trustees, agents, and stockholders of the Trust are or may be interested in Investment Manager (or any successor thereof) as directors, partners, officers, stockholders or otherwise, and directors, partners, officers, agents, and stockholders of Investment Manager are or may be interested in the Trust as trustees, stockholders or otherwise; and Adviser (or any successor) is or may be interested in the Trust as a stockholder or otherwise.

6.

Liability of Investment Manager. Investment Manager assumes no responsibility under this Agreement other than to render the Services called for hereunder in good faith. Investment Manager shall not be liable for any error of judgment or for any loss suffered by the Trust in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of, or from reckless disregard by it of its obligations and duties under, this Agreement.

Adviser and the Trust agree to indemnify and defend Investment Manager, its officers, directors, and employees for any loss or expense (including reasonable attorney’s fees) arising out of or in connection with any action, suit or proceeding relating to any actual or alleged material misstatement or omission in the Fund’s registration statement, any proxy statement, or any communication to current or prospective investors in the Portfolio (other than any material misstatement or omission made in reliance upon and in conformity with written information furnished by Investment Manager to Adviser or the Portfolio).

7.

Representations of the Adviser and Investment Manager. Adviser represents that (a) a copy of the Trust’s Master Trust Agreement, together with all amendments thereto, is on file in the office of the Secretary of the State of Delaware; (b) a copy of the Trust’s currently effective prospectus and statement of additional information has been delivered to Investment Manager; (c) Adviser has acted and will continue to act in conformity with the Act and other applicable laws; (d) the appointment of Investment Manager has been duly authorized; and (d) Adviser is authorized to enter into this Agreement.

Investment Manager represents that (a) a copy of the Trust’s currently effective prospectus and statement of additional information has been delivered to Investment Manager; (b) Investment Manager has acted and will continue to act in conformity with the Act and other applicable laws; and (c) Investment Manager is authorized to enter into this Agreement and to perform the Services described herein.

8.

Term. This Agreement shall remain in effect until March 31, 2021, and from year to year thereafter provided that such continuance is approved at least annually by (1) the vote of a majority of the Board of Trustees of the Trust or (2) a vote of a “majority” (as that term is defined in the Investment Company Act of 1940) of the Portfolio’s outstanding securities, provided that in either event the continuance is also approved by the vote of a majority of the trustees of the Trust who are not parties to this Agreement or “interested persons” (as defined in the Act) of any such party, which vote must be cast in person at meeting called for the purpose of voting on such approval; provided, however, that;

(a)	the Trust or Adviser may, at any time and without the payment of any penalty, terminate this Agreement upon 60 days written notice to Investment Manager;
(b)	the Agreement shall immediately terminate in the event of its assignment (within the meaning of the Act and the Rules thereunder); and
(c)	Investment Manager may terminate this Agreement without payment of penalty on 60 days written notice to the Trust; and
(d)	the terms of paragraph 6 of this Agreement shall survive the termination of this Agreement.

9.

Notices. Except as otherwise provided in this Agreement, any notice or other communication required by or permitted to be given in connection with this Agreement will be in writing and will be delivered in person or sent by first class mail, postage prepaid or by prepaid overnight delivery service to the respective parties as follows:

If to the Trust:	If to the Adviser:	If to the Investment Manager
The Timothy Plan 1055 Maitland Center Commons Maitland, FL 32751 Arthur D. Ally President	Timothy Partners, Ltd. 1055 Maitland Center Commons Maitland, FL 32751 By: Covenant Funds, Inc. Managing General Partner Arthur D. Ally, President	Barrow, Hanley, Mewhinney & Strauss 3232 McKinney Avenue, 15th Floor Dallas, TX 75204 Attn: Title:

10.

Amendments; Entire Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved by vote of the holders of a majority of the Fund’s outstanding voting securities. This Agreement and the Confidentiality Agreement combined constitute the entire agreement and understanding of the parties with respect to the subject matter contained herein and supersedes any prior agreement or understanding, whether written or oral.

11.

Code of Ethics. Pursuant to Rule 17j-1 under the Act, Investment Manager warrants, covenants and agrees that it shall have submitted its Code of Ethics to the Board of Trustees of the Trust and obtained Board approval of such Code of Ethics prior to rendering any Services to the Portfolio. Investment Manager shall submit any material changes to such Code of Ethics to the Board of Trustees for its approval within six months of making such material change. Investment Manager further warrants, covenants and agrees to comply with all applicable reporting requirements mandated by Rule 17j-1 with respect to Codes of Ethics.

12.

Proxy Voting. Except as specifically instructed by the Board of Trustees of the Trust or by the Adviser, Investment Manager shall exercise or procure the exercise of any voting rights attaching to investments of the Portfolio on behalf of the Portfolio, and shall report all votes cast in the in time, manner, and format requested to facilitate the filing of the N-PX.

13.	Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Florida without regard to any laws of conflict of such jurisdiction.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and the year first written above.

The Timothy Plan	Timothy Partners, Ltd.	Barrow, Hanley, Mewhinney & Strauss

Arthur D. Ally President	Covenant Funds, Inc. Managing General Partner, Arthur D. Ally, President	By: Its:

BALLOT

TIMOTHY PLAN GROWTH & INCOME FUND SHAREHOLDERS ONLY!

Proposal # 1.	Approve the Sub-investment Advisory Agreement with Barrow, Hanley, Mewhinney & Strauss, LLC for its services to the Fund.

For	Against	Abstain

☐	☐	☐

Signature(s)

All registered owners of account shown to the left must sign. If signing for a corporation, estate or trust, please indicate your capacity or title.

X

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Signature	Date

X

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Signature	Date

PLEASE VOTE TODAY!

Please vote all issues shown on your ballot.

Please vote on each issue using blue or black ink to mark an X in one of the three boxes provided on each ballot. On all Items, mark — For, Against or Abstain. Then sign, date and return your ballot in the accompanying postage-paid envelope. All registered owners of an account, as shown in the address on the ballot, must sign the ballot. If you are signing for a corporation, trust or estate, please indicate your title or position.

THANK YOU FOR MAILING YOUR BALLOT PROMPTLY!

Your vote is needed! Please vote on the reverse side of this form and sign in the space provided. Return your completed proxy in the enclosed envelope today.

You may receive additional proxy cards for your other accounts with the Trust. These are not duplicates; you should sign and return each proxy card in order for your votes to be counted. Please return them as soon as possible to help save the cost of additional mailings.

The signers of this proxy hereby appoint James P. Ash, Esq. and Emile R. Molineaux, Esq., and each of them, attorneys and proxies, with power of substitution in each, to vote all shares for the signers at the special meeting of shareholders to be held March 28, 2019, and at any adjournments thereof, as specified herein, and in accordance with their best judgment, on any other business that may properly come before this meeting.

Your shares will be voted in accordance with your designations on this proxy. If no specification is made herein, all shares will be voted “FOR” the proposals set forth on this proxy. The proxy is solicited by the Board of Trustees of the Trust which recommends a vote “FOR” each Proposal.